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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):            June 23, 1995
                                                             --------------


                     WEATHERFORD INTERNATIONAL INCORPORATED
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             (Exact name of registrant as specified in its charter)


        DELAWARE                      1-7867                     74-1681642
- ----------------------            -----------------         -------------------
    (State or other               (Commission File            (I.R.S. Employer
    jurisdiction of                    Number)              Identification No.)
     incorporation)


         1360 POST OAK BOULEVARD, SUITE 1000
                   HOUSTON, TEXAS                                 77056-3098
 --------------------------------------------------               ----------
      (Address of principal executive offices)                    (Zip Code)

      Registrant's telephone number, including area code:   (713) 439-9400
                                                             --------------


                                (not applicable)
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          (Former name or former address, if changed since last report)


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5.   OTHER EVENTS.

          On June 23, 1995, Weatherford International Incorporated, a Delaware corporation ("Weatherford"), and Enterra Corporation, a Delaware corporation ("Enterra"), entered into an Agreement and Plan of Merger, dated June 23, 1995 (the "Merger Agreement"), providing for the merger (the "Merger") of Enterra with and into Weatherford. A copy of the Merger Agreement is attached hereto as
Exhibit 2.1 and is incorporated herein by reference.

          Pursuant to the Merger Agreement, each outstanding share of Enterra's common stock, par value $1.00 per share, will be converted into the right to receive 0.845 of a share (which number reflects a 1 for 2 reverse stock split to be effected by Weatherford at the closing of the Merger) of Weatherford common stock, par value $.10 per share. The consummation of the Merger is subject to a number of conditions, including, among other things, (a) the approval and adoption of the Merger Agreement and the Merger by the stockholders of Weatherford and the stockholders of Enterra and (b) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. It is currently anticipated that the Merger will be treated as a "pooling of interests" for accounting purposes under Accounting Principles Board Opinion No. 16.

          Concurrently with the execution and delivery of the Merger Agreement, Weatherford and American Gas & Oil Investors, AmGO II, AmGO III, First Reserve Secured Energy Assets Fund, Limited Partnership, First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership and First Reserve Fund VI, Limited Partnership (collectively, the "First Reserve Funds") and First Reserve Corporation ("First Reserve") entered into an Agreement dated June 23, 1995 (the "Shareholder Agreement"). The Shareholder Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, would replace, effective as of the consummation of the Merger, the existing shareholder agreement among Enterra, First Reserve and the First Reserve Funds. Concurrently with the execution and delivery of the Merger Agreement, Weatherford, First Reserve and the First Reserve Funds entered into a Letter Agreement dated June 23, 1995 (the "Letter Agreement"). The Letter Agreement provides for, among other things, the covenant and agreement of the First Reserve Funds and First Reserve to vote any voting securities of Enterra over which they have voting authority in favor of adoption of the Merger Agreement at any meeting of the stockholders of Enterra at which the adoption of the Merger Agreement is to be voted upon, unless the Board of Directors of Enterra is recommending, at the time of such meeting, that the stockholders of Enterra vote against such adoption in view of the pendency of an Enterra Superior Proposal (as defined in the Merger Agreement). In addition, in the Letter Agreement the First Reserve Funds and First Reserve agreed not to directly or indirectly (i) solicit, initiate or encourage the submission of any Enterra Takeover Proposal (as defined in the Merger Agreement), (ii) enter into any agreement with respect to an Enterra Takeover Proposal or (iii) participate in any discussion or negotiation regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably


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be expected to lead to, any Enterra Takeover Proposal.  A copy of the Letter
Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

          A press release relating to the Merger, dated June 23, 1995, is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits:

               2.1 Agreement and Plan of Merger dated as of June 23, 1995, between Weatherford International Incorporated and Enterra Corporation.

               99.1 Agreement dated June 23, 1995. among Weatherford
                    International Incorporated and American Gas & Oil Investors, AmGO II, AmGO III, First Reserve Secured Energy Assets Fund, Limited Partnership, First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership and First Reserve Fund VI, Limited Partnership (collectively, the "First Reserve Funds") and First Reserve Corporation.

               99.2 Letter Agreement dated June 23, 1995, among Weatherford
                    International Incorporated, the First Reserve Funds and First Reserve Corporation.

               99.3 Joint Press Release, dated June 23, 1995, of Weatherford
                    International Incorporated and Enterra Corporation.

          The exhibits and disclosure letters to the Merger Agreement are omitted. Pursuant to Item 601(b)(2) of Regulation S-K, Weatherford agrees to furnish a copy of the exhibits and disclosure letters to the Securities and Exchange Commission upon request.


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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              WEATHERFORD INTERNATIONAL INCORPORATED



                              By: /s/ H. Suzanne Thomas
                                 ---------------------------------------------
                                   H. Suzanne Thomas, Senior Vice President,
                                   General Counsel and Secretary


Dated:   July 6, 1995


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                                  EXHIBIT INDEX


EXHIBIT

2.1 Agreement and Plan of Merger, dated as of June 23, 1995, between Weatherford International Incorporated and
     Enterra Corporation (exhibits and disclosure letters omitted)

99.1 Agreement dated June 23, 1995, among Weatherford International Incorporated and American Gas & Oil Investors, AmGO II, AmGO III, First Reserve Secured Energy Assets Fund, Limited Partnership, First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership and First Reserve Fund VI, Limited Partnership (collectively, the "First Reserve Funds") and First Reserve Corporation

99.2 Letter Agreement dated June 23, 1995, among Weatherford
     International Incorporated, the First Reserve Funds and First Reserve Corporation

99.3 Joint Press Release, dated June 23, 1995, of Weatherford International Incorporated and Enterra Corporation


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